UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 21, 2008

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-28414	41-1697237
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Urologix, Inc. (the “Company”) hereby furnishes a press release, issued on April 24, 2008, disclosing material non-public information regarding its results of operations for the quarter ended March 31, 2008. Also furnished with this Form 8-K as Exhibit 99.2 are certain remarks of the Rebecca J. Weber, the Company’s Controller and Director of Finance, made at a related telephone conference held on April 24, 2008.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On April 21, 2008, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, a modification in the performance goals for the Company’s executive officers under the 2008 cash bonus program that was adopted in July 2007 (the “Program”). Currently, the executive officers participating in the Program are Rebecca J. Weber, the Company’s Controller and Director of Finance, and Kirsten Doerfert, the Company’s Senior Vice President and General Manager. On April 21, 2008, the performance goals of Rebecca J. Weber and Kirsten Doerfert were modified such that 100% of the bonus under the Program for each of these executive officers will depend upon achievement of individual objectives established by the Compensation Committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release issued on April 24, 2008.

99.2	Certain remarks of Rebecca J. Weber at a teleconference held on April 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

	By:	/s/ Mitchell Dann
Mitchell Dann
Interim Chief Executive Officer

Date: April 24, 2008